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                                                                   EXHIBIT 10.7


                      FIRST AMENDMENT TO THIRD AMENDED AND
                           RESTATED CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (the "Amendment") is dated as of September 15, 1996, between CHICO'S FAS, INC., a Florida corporation (the "Borrower"), and NATIONSBANK, N.A. (SOUTH), a national banking association (successor by merger to NCNB National Bank of Florida and NationsBank of Florida, N.A.) (the "Bank").

                                   BACKGROUND

         Borrower and Bank executed a Third Amended and Restated Credit Agreement dated December 30, 1995 (the "Agreement"). Pursuant to the provisions of the Agreement, Bank established a $3,000,000.00 renewal working capital line of credit (the "Renewal First Working Capital Line") and a $3,000,000.00 renewal documentary letter of credit facility (the "Letter of Credit Line").

         Borrower has now requested the: (1) renewal and reduction of the Renewal First Working Capital Line so as to be in the amount of $2,000,000.00, and (2) renewal and increase of the Letter of Credit Line so as to be in the amount of $4,000,000.00. Bank has agreed to the request of Borrower on the terms and conditions of this Amendment.

                                     TERMS

         NOW, THEREFORE, in consideration of the foregoing and the promises contained herein, the parties agree as follows:

         1. DEFINED TERMS. Any capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

         2. RENEWAL FIRST WORKING CAPITAL LINE. Subject to the terms and conditions of the Agreement, as amended by this Amendment, the Renewal First Working Capital Line is hereby renewed in the maximum principal amount of $2,000,000.00. The Renewal First Working Capital Line will expire on May 31, 1998, at which time all indebtedness thereunder will be due and payable in full. Interest shall be payable monthly in arrears. The Renewal First Working Capital Line will be evidenced by a $2,000,000.00 renewal promissory note of Borrower in form and substance satisfactory to Bank (the "Renewal First Working Capital Line Note").

         3. RENEWAL LETTER OF CREDIT LINE. Subject to the terms and conditions of the Agreement, as amended by this Amendment, the Letter of Credit Line is hereby renewed in the maximum principal amount of $4,000,000.00 (the "Renewal Letter of Credit Line"). The Renewal Letter of Credit Line will expire on May 31, 1998, at which time all indebtedness thereunder will be due and payable in full. Interest shall be payable monthly in arrears. The Renewal Letter of Credit Line shall be evidenced by a $4,000,000.00 renewal promissory note of Borrower in form and substance satisfactory to Bank (the "Renewal Letter of Credit Line Note"). Bank will not make any Advances of funds to Borrower under the Renewal Letter of Credit Line unless the Renewal First Working Capital Line is fully funded. Subject to the foregoing, the Bank agrees to make Advances of funds to Borrower under the Renewal Letter of Credit Line upon receipt of written request therefor from Borrower, upon and subject to the terms and conditions set forth herein and in the Agreement, so long as
(a) the Renewal First Working Capital Line

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is fully funded, (b) there has occurred no Default or Event of Default, and (c)
the sum of all outstanding unpaid Advances does not exceed the Borrowing Base.

         4. AFFIRMATION OF COLLATERAL DOCUMENTS. Payment of the Renewal First Working Capital Line Note and the Renewal Letter of Credit Line Note shall be and is hereby secured by all Collateral described in Article III of the Agreement. Borrower ratifies and confirms the provisions of the Agreement and the Security Agreement with respect to the Collateral and agrees to execute or otherwise provide to Bank any and all modifications, financing statements, and other agreements or consents reasonably required by Bank now or in the future in connection therewith. Borrower will execute or otherwise provide to Bank any and all modifications, financing statements, and other agreements or consents required by Bank now or in the future in connection therewith.

         5. AMENDED PROVISIONS. Subject to the conditions set forth in paragraph 7 hereof, the Agreement shall be and hereby is further amended, effective as of the date hereof, as follows:

                 (a) the definition of "Advances" in Section 1.1 of the Agreement is hereby replaced with the following definition:

                 "Advance" or "Advances" means: (i) funds paid by Bank to Borrower under the Renewal First Working Capital Line or the Renewal Letter of Credit Line, and (ii) funds advanced by Bank to third parties under Letters of Credit and Acceptances issued under the Renewal Letter of Credit Line.

                 (b) The definition of "Advance Account" in Section 1.1 of the Agreement is hereby replaced with the following definition:

                 "Advance Account" means account number 3601213648 on the books of the Bank and created under this Agreement, pursuant to which: (i) any Advance by the Bank to Borrower under the Renewal First Working Capital Line shall be credited thereto by recording therein on the date of such Advance a credit entry in the amount of such Advance; and
         (ii) debits shall be made thereto if: (A) there exist any funds in such account when there are outstanding amounts under the Renewal First Working Capital Line, in which case such funds will be debited thereto and applied to the Renewal First Working Capital Line by recording therein a debit entry in the amount of such funds, and (B) any Advance is made to fund a Letter of Credit draw, in which case there shall be debited thereto the amount of such Advance by recording therein a debit entry in the amount of such Advance on the date of such Advance.

                 (c)      The definition of "Certificate of Deposit" in Section
1.1 of the Agreement is hereby replaced with the following definition:

                 "Certificate of Deposit" means the $1,600,000.00 Certificate of Deposit issued to Borrower by Bank, together with all proceeds and replacements thereof.

                 (d) The definition of "Termination Date" in Section 1.1 of the Agreement is hereby replaced with the following definition:



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                 "Termination Date" means May 31, 1998, with respect to the indebtedness evidenced by the Renewal First Working Capital Line Note and the Renewal Letter of Credit Line Note.

                 (e) Each reference to "Letter of Credit Line" shall be deemed to refer to the Renewal Letter of Credit Line, wherever such reference appears in the Agreement. Each reference to "Letter of Credit Line Note" shall be deemed to refer to the Renewal Letter of Credit Line Note, wherever such reference appears in the Agreement.

                 (f) The number "$3,000,000.00" with respect to the Letter of Credit Line is replaced with the number "$4,000,000.00" with respect to the Renewal Letter of Credit Line wherever it appears in Section 2.1, or elsewhere, in the Agreement.

                 (g) The number "$3,000,000.00" with respect to the Renewal First Working Capital Line is replaced with the number "$2,000,000.00" wherever it appears in Section 2.2, or elsewhere, in the Agreement.

                 (h) Section 2.1B of the Agreement is amended in its entirety to read as follows:

                 B. Issuances of Letters of Credit and Acceptances; Advances. The Bank has agreed, upon and subject to the terms and conditions set forth herein, during the period from the date hereof until the earlier of: (a) the occurrence of any Default or Event of Default, or (b) the Termination Date, to issue Letters of Credit and Acceptances under the Renewal Letter of Credit Line. In addition, wherever the Renewal Working Capital Line is fully advanced, and subject to the terms and conditions set forth herein, the Bank will make available any unused portion of the Renewal Letter of Credit Line for additional Advances, so long as there has occurred no Default or Event of Default.

                 Immediately after giving effect to each Advance made or Letter of Credit or Acceptance issued under the Renewal Letter of Credit Line, the sum of all outstanding unpaid Advances thereunder plus the aggregate stated amount of Letters of Credit and Acceptances issued and outstanding thereunder shall not exceed $4,000,000.00. Also immediately after giving effect to each Advance made under the Renewal Letter of Credit Line, the sum of all outstanding unpaid Advances thereunder shall not exceed the lesser of: (i) $4,000,000.00 less the then aggregate stated amount of Letters of Credit and Acceptances issued and outstanding thereunder, and (ii) the Borrowing Base.

                 During the period from the date hereof to the Termination Date, the Borrower may, subject to the terms and conditions hereof, use the Renewal Letter of Credit Line by borrowing, paying, or repaying the principal amount thereof, and reborrowing all in accordance with the terms hereof. The Borrower agrees that if at any time with respect to the Renewal Letter of Credit Line the amounts outstanding thereunder exceed the permitted amounts described above, the Borrower shall immediately reduce the amount of the Loans outstanding thereunder to the extent necessary to comply with the restrictions set forth herein.




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                 Notwithstanding the foregoing, all beneficiary draws on
         Letters of Credit and Acceptances shall be funded immediately by Borrower as follows: (1) first, through Bank's debit of the Advance Account, which Advance Account has been pledged and assigned to Bank as collateral; (2) second, from any remaining availability under the Renewal First Working Capital Line; and (3) third, from any remaining availability under the Renewal Letter of Credit Line. Notwithstanding the foregoing, the occurrence of a draw under a Letter of Credit or Acceptance constitutes a default hereunder except as set forth in
         Section 8(m) below.

                 (i) Section 2.1D of the Agreement is amended in its entirety to read as follows:

                 D. Advance Account. Subject to the terms and conditions of this Agreement, as amended, all Advances under the Renewal Working Capital Line will be funded by Bank by deposit into the Advance Account; Advances under the Renewal Letter of Credit Line shall not be funded by deposit into the Advance Account unless otherwise so directed in writing by Borrower.

                 (j) Section 2.1F of the Agreement is amended in its entirety to read as follows:

                 F. Use of Proceeds and Available Credit. The Renewal Letter of Credit Line hereunder shall be used for the issuance from time to time of Letters of Credit and Acceptances as provided above. The Letters of Credit and Acceptances issued hereunder shall be used to facilitate the purchase of Inventory. Any Advances under the Renewal Letter of Credit Line shall be used by the Borrower: (1) for working capital purposes or for the acquisition of plant, property or equipment; and (2) to fund the reimbursement to Bank for payments made by Bank in respect of drawings under the Letters of Credit and Acceptances and for related charges and expenses.

                 (k) The second paragraph of Section 2.2A of the Agreement is amended in its entirety to read as follows:

                 Immediately after giving effect to each Advance made under the Renewal First Working Capital Line, the sum of all outstanding unpaid Advances thereunder shall not exceed $2,000,000.00. Also, immediately giving effect to each Advance made under the Renewal First Working Capital Line, the sum of all outstanding unpaid Advances (including all Advances under both the Renewal First Working Capital Line and the Renewal Letter of Credit Line) shall not exceed the lesser of: (i) $6,000,000.00 less the then aggregate stated amount of Letters of Credit and Acceptances issued and outstanding thereunder, and (ii) the Borrowing Base.

                 (l) The following sentence is added at the end of Section 6.18(a):

                 At the end of the 1996 Fiscal Year, maintain a Consolidated Tangible Net Worth of at least $15,800,000.00.



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                 (m)      Schedule 5.5(a) of the Agreement is amended in its
entirety so that, as amended, it shall read as set forth on Schedule 5.5(a) attached to this Amendment.

                 (n) Exhibit "A" of the Agreement is amended in its entirety so that, as amended, it shall read as set forth on Exhibit "A" attached to this Amendment.

         6. EXPENSES. Without limiting the provisions of the Agreement, Borrower covenants and agrees to pay all costs and expenses of Bank in connection with the closing of the transactions evidenced hereby, including, but not limited to, Bank's reasonable attorneys' fees, recording or filing costs or expenses, intangible taxes, documentary stamps, surtax and other revenue fees, and similar items.

          7. LOAN AGREEMENT, RATIFICATION, NO NOVATION. The Renewal First Working Capital Line Note and the Renewal Letter of Credit Line Note each shall be deemed issued pursuant to and shall be subject to the terms of the Agreement, as amended hereby, except as may be expressly modified or supplemented hereby or by the terms of such notes, together with this Amendment, shall each be deemed to be a "Loan Document" for the purposes of the Agreement and hereof. Except as expressly modified or supplemented hereby, the Loan Documents and all agreements, instruments, and documents executed or delivered pursuant thereto have remained and shall remain at all times in full force and effect in accordance with their respective terms, and have not been novated by the provisions of this Amendment.

         8. REPRESENTATIONS AND WARRANTIES. To induce Bank to enter into this Amendment and to perform the transactions described herein, Borrower hereby represents and warrants to Bank that Borrower has re-examined the Agreement and on and as of the date hereof:

                 (a) The representations and warranties made by the Borrower in Article V of the Agreement (except that the financial statements referred to in Section 5.03 shall be those most recently furnished to the Bank pursuant to Section 6.01) are correct and complete as of the date of this Amendment, except to the extent written waivers have been provided by the Bank;

                 (b) There has been no material adverse change in the condition, financial or otherwise, of the Borrower since the date of the most recent financial reports of the Borrower received by the Bank under Section
6.01 thereof, other than changes in the ordinary course of business; and

                 (c) No event has occurred and no condition exists that, upon the consummation of the transaction contemplated hereby, constitutes a default or an Event of Default on the part of the Borrower under the Agreement or any Note, either immediately or with the lapse of time or the giving of notice, or both.

         9. CONDITIONS PRECEDENT. The obligation of the Bank to continue to make the Loans from and after the date of this Amendment and to continue to issue Letters of Credit under the Agreement are subject to the conditions precedent set forth in the Agreement and the additional conditions precedent that the Bank shall have received, on the date of this Amendment in form and substance satisfactory to the Bank, the following:

                 (a) Executed originals of each of the Loan Documents, together with all schedules and exhibits thereto in form and substance satisfactory to the Bank (it being understood that the Loan





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Documents shall also include this Amendment, the Renewal First Working Capital
Line Note and the Renewal Letter of Credit Line Note);

                 (b) Favorable written opinion of counsel to the Borrower dated the date of this Amendment, addressed to the Bank and satisfactory to Holland & Knight, counsel to the Bank;

                 (c) Resolutions of the board of directors of the Borrower certified by its secretary or assistant secretary as of the date of this Amendment, approving and adopting the Loan Documents to be executed by the Borrower in connection with this Amendment;

                 (d) All fees payable by the Borrower on the date of this Amendment to Bank; and

                 (e) Such other documents, instruments, certificates, and opinions as the Bank may reasonably request on or before the date of this Amendment in connection with the consummation of the transactions contemplated hereby.

          10. NO WAIVER BY BANK. The execution of this Amendment and the new Loan Documents shall not constitute a waiver of any default or Event of Default in the Agreement or any other Loan Document existing on the date hereof, nor shall it eliminate any right which Bank may otherwise have to accelerate the indebtedness subject to the Agreement by virtue of any default or Event of Default.

         11. RELIANCE UPON, SURVIVAL OF, AND MATERIALITY OF REPRESENTATIONS AND WARRANTIES, AGREEMENTS, AND COVENANTS. All representations and warranties, agreements, and covenants made by Borrower herein are material and shall be deemed to have been relied upon by Bank, notwithstanding any investigation heretofore or hereafter made by Bank, shall survive the execution and delivery of this Amendment, and shall continue in full force and effect so long as any indebtedness is owed by Borrower to Bank.

         12. COOPERATION, FURTHER ASSURANCES. Borrower agrees to cooperate with Bank so that the interests of Bank are protected and the intent of the Loan Documents and this Amendment can be effectuated. Borrower agrees to execute whatever further documents and to provide whatever further assurances Bank may reasonably request or deem necessary to effectuate the terms of the Renewal First Working Capital Line, the Renewal Letter of Credit Line, and this Amendment.

         13.     ESTOPPEL AND RELEASE.   Borrower hereby acknowledges and
agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim, claim, or objection in favor of such party as against Bank with respect to any of the Loan Documents, any collateral therefor, or any other aspect of the transactions contemplated by the Agreement or the Loan Documents. In connection with the foregoing, Borrower hereby releases and discharges Bank, its subsidiaries, affiliates, directors, officers, employees, attorneys, agents, successors, and assigns from any and all rights, claims, demands, actions, causes of action, suits, proceedings, agreements, contracts, judgments, damages, debts, duties, liabilities, or obligations of any kind or character, including without limitation such claims and defenses as fraud, mistake, and usury, whether in law or in equity, known or unknown, choate or inchoate, which it has had, now has, or hereafter may have, arising under or in any manner relating to, whether directly or indirectly, the Loan Documents, any collateral therefor or guaranties thereof, or any other aspect of the transactions contemplated thereby, from the beginning of time until the date hereof.





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         14.     COURSE OF DEALING; AMENDMENT; SUPPLEMENTAL AGREEMENTS.  No
course of dealing between the parties hereto shall be effective to amend, modify, or change any provision of this Amendment or the other Loan Documents. This Amendment, the Agreement and the other Loan Documents may not be amended, modified, or changed in any respect except by an agreement in writing signed by the party against whom such change is to be enforced. The parties hereto may, subject to the provisions of this Section, from time to time, enter into written agreements supplemental hereto for the purpose of adding any provision to this Amendment or the other Loan Documents or changing in any manner the rights and obligations of the parties hereunder. Any such supplemental agreement in writing shall be binding upon the parties thereto.

         15. HEADINGS. The titles and headings preceding the text of the paragraphs of this Amendment have been inserted solely for convenience of reference and shall neither constitute a part of this Amendment nor affect its meaning, interpretation, or effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

WITNESSES:                              CHICO'S FAS, INC.,
                                        a Florida corporation



/s/                                     By: /s/ Charles J. Kleman
--------------------------------           -----------------------------------
                                            Charles J. Kleman,
/s/                                         Senior Vice President-Finance
--------------------------------



                                        NATIONSBANK, N.A. (SOUTH),
                                        a national banking association



                                        By: /s/ Karen Orebaugh
                                           -----------------------------------
                                            Karen Orebaugh,
                                           Assistant Vice President







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                                SCHEDULE 5.5(A)

                                   LITIGATION


                       BNY/Reading dispute and litigation
                       Bethlehem Construction litigation

                                   EXHIBIT A

                           BORROWING BASE CERTIFICATE
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                                   EXHIBIT A


                           BORROWING BASE CERTIFICATE

Reference is hereby made to the Third Amended and Restated Credit Agreement, dated as of _________________, 19_____ as amended (the "Agreement"), between NationsBank, N.A. (South), (the "Bank"), and CHICO'S FAS, INC. (the "Borrower"). Capitalized terms used but not defined herein shall have the respective meanings therefore set forth in the Agreement.

This Certificate is furnished to the Bank by the Borrower in accordance with the provisions of the Agreement. The Borrower certifies that the computation of the Borrowing Base and the amount available set forth below complies with all applicable provisions of the Agreement and have been prepared from the Borrower's books of account and records which represent fairly and accurately the status and value of each component of the Borrowing Base as at the date hereof.


                                 Borrowing Base

  (A)   Eligible Inventory Located at or in transit to Chico's
        Warehouse Facilities in Ft. Myers, FL (amount of
        in-transit inventory equals $____________)                $_____________

  (B)   Line (A) x .50                                            $_____________

  (C)   Eligible Inventory Located at Borrower's Retail
        Locations in the continental United States                $_____________

  (D)   Line (C) x .40                                            $_____________

  (E)   Borrowing Base for Funded Borrowings:
        Line (B) divided by Line (D)                              $_____________

  (F)   Outstanding Funded Principal Balance
        of Renewal First Working Capital Line                     $_____________
        (not to exceed $2,000,000)

  (G)   Outstanding Letters of Credit under
        the Letter of Credit Line                                 $_____________
        (not to exceed $4,000,000)

  (H)   Outstanding Funded Principal Balance
        of Letter of Credit Line
        (not to exceed $4,000,000 - Line (G)}                     $_____________

  (I)   Line (E) - Line (F) - Line (H)                            $_____________

  (J)   $6,000,000 - Line (F) - Line (G) - Line (H)               $_____________

(If either Line (I) or Line (J) is negative, such amount shall be repaid immediately)

  (K)   Amount Available for Advances is the
        lesser of Line (I) or Line (J)                            $_____________


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The Borrower hereby further certifies to the Bank that as of the date hereof:

1. The representations and warranties contained in Article V of the Agreement and the other Loan Documents are true and correct on and as of the date hereof as though made on and as of such date.

2.    No Default or Event of Default has occurred under the Agreement.


This the ______________ day of __________________, 19___.



                                         CHICO'S FAS, INC.



                                         By:  _____________________________
                                                 Authorized Officer